Exhibit 2(n)(ii)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
ING Prime Rate Trust:

We consent to the use of our report dated April 19, 2002 incorporated herein by reference and to the references to our firm under the headings "Auditors" and "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Los Angeles, California
June 20, 2002